UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2025

BRIDGELINE DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Sylvan Road, Suite G700
Woburn, MA 01801
(Address of principal executive offices, zip code)

(781) 376-5555
(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BLIN	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael Taglich from the Board of Directors

On February 10, 2025, Michael Taglich announced his resignation from the Board of Directors (the “Board”) of Bridgeline Digital, Inc. (the “Company”), effective immediately. The decision of Mr. Taglich to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, disclosures, policies or practices.

Appointment of Brandon Ross to the Board of Directors

On February 14, 2025, the Board appointed Brandon Ross to serve as a Class III Director of the Board, to fill the vacancy created by the resignation of Mr. Taglich. Mr. Ross will serve until his term expires at the 2026 Annual Meeting of Stockholders. The Board has not yet appointed Mr. Ross to any of its committees, and will consider any such appointments in the ordinary course.

Brandon Ross, 56, is a seasoned investment banker with over 30 years of experience in financial services. He currently serves as Head of Placements and Senior Managing Director at WestPark Capital. Previously, he was Head of Placements at Joseph Gunnar & Co. and Head of Capital Markets at Dawson James Securities. Earlier in his career, Mr. Ross founded the Institutional PIPE Group at Maxim Group and served as SVP at Ladenburg Thalmann & Co. Throughout his career, he has led over 200 public and private offerings, raising more than $3 billion, primarily for small and micro-cap companies. Mr. Ross holds a B.S. in Electrical Engineering Technology from Northeastern University and an MBA in Finance from NYU’s Stern School of Business.

Mr. Ross will receive compensation in accordance with the Company’s compensation policy applicable to all non-employee directors, as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

There are no arrangements or understandings between Mr. Ross or any other person pursuant to which Mr. Ross was selected as a director. There are no family relationships between Mr. Ross and any director or executive officer of the Company and Mr. Ross does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.
(Registrant)
Date: February 14, 2025

	By:	/s/ Thomas R. Windhausen
Thomas R. Windhausen
Chief Financial Officer